As filed with the Securities and Exchange Commission on November 15, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

BIOCLINICA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-2872047
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

826 Newtown-Yardley Road, Newtown, Pennsylvania	18940-1721
(Address of Principal Executive Offices)	(Zip Code)

BioClinica, Inc. 2010 Stock Incentive Plan
(Full Title of the Plan)

Mark L. Weinstein
President and Chief Executive Officer
BioClinica, Inc.
826 Newtown-Yardley Road,
Newtown, Pennsylvania 18940-1721
(Name and Address of Agent For Service)

(267) 757-3000
(Telephone Number, Including Area Code, of Agent For Service)

Copies to :

Emilio Ragosa, Esq.

Morgan, Lewis & Bockius LLP

502 Carnegie Center

Princeton, New Jersey 08540

tel: (609) 919-6600

fax: (609) 919-6701

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.00025 par value per share	500,000 shares	(1)(2)	$5.73	(3)	$2,865,000	(3)	$390.79
(1)

On May 16, 2012, an additional 500,000 shares of common stock became available for issuance under the BioClinica, Inc. 2010 Stock Incentive Plan, as amended and restated (the “2010 Plan”), in accordance with the provisions of the plan. As a result, this registration statement covers such additional 500,000 shares of common stock, for an aggregate of 1,871,616 shares of common stock registered under such plan, which consists of: (i) the initial reserve under the 2010 Plan of 1,121,616 shares, (ii) up to 250,000 shares of Common Stock underlying options or restricted stock unit awards outstanding under the 2002 Plan on the effective date of the Plan that will be added to the share reserve available for award and issuance under the Plan to the extent any such options or restricted stock units awards are subsequently forfeited or cancelled or otherwise expire or terminate unexercised and (iii) the 500,000 additional shares of Common Stock being registered hereunder.

(2)

Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which become issuable under the BioClinica, Inc. 2010 Stock Incentive Plan, as amended and restated, by reason of any stock dividend, stock split, recapitalization or other similar transaction or to cover such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments, effected without the receipt of consideration by BioClinica, Inc., which results in an increase in the number of the outstanding shares of common stock of BioClinica, Inc.  This registration statement also relates to an indeterminate amount of interests in such plan.

(3)

Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the reported high and low sales prices per share of the common stock of BioClinica, Inc. on November 12, 2012, as reported by the NASDAQ Global Market.

PART I

Information Required in the Section 10(a) Prospectus

As permitted by the rules of the Securities and Exchange Commission, referred to herein as the Commission, under the Securities Act of 1933, as amended, this Registration Statement on Form S-8 (the “Registration Statement”) omits the information specified in Part I of Form S-8.

PART II

Information Required in the Registration Statement

This Registration Statement relates to the registration of an additional 500,000 shares (the “Shares”) of the common stock, par value $0.00025 per share, of BioClinica, Inc. (the “Registrant”).  The Shares are securities of the same class and relate to the same employee benefit plan, the BioClinica, Inc. 2010 Stock Incentive Plan (As Amended and Restated February 22, 2012), as those registered pursuant to the Registrant’s registration statement on Form S-8, previously filed with the Securities and Exchange Commission on August 11, 2010.  The earlier registration on Form S-8, Registration No. 333-168767, is hereby incorporated by reference in this document.

Item 8.  Exhibits

Exhibit Number	Exhibit
5.1	Opinion of Morgan, Lewis & Bockius LLP, counsel to Registrant.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages of this Registration Statement).

99.1	Amended and Restated 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of our Quarterly Report on Form 10Q for the quarter ended September 30, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newtown, Pennsylvania, on this 15th day of November, 2012.

BioClinica, Inc.

/s/ Mark L. Weinstein	President and Chief Executive Officer
Mark L. Weinstein	(Principal executive officer)

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of BioClinica, Inc., hereby severally constitute and appoint Mark L. Weinstein, our true and lawful attorney, with full power to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable BioClinica, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ MARK L. WEINSTEIN	President, Chief Executive Officer and Director (principal executive officer)	November 15, 2012
Mark L. Weinstein

By:	/s/ TED I. KAMINER	Executive VP Finance & Administration and Chief Financial Officer (principal financial and accounting officer)	November 15, 2012
Ted I. Kaminer

By:	/s/ JEFFREY H. BERG, PH.D.	Director	November 15, 2012
Jeffrey H. Berg, Ph.D.

By:	/s/ MARTIN M. COYNE	Director	November 15, 2012
Martin M. Coyne

By:	/s/ E. MARTIN DAVIDOFF, CPA, ESQ.	Director	November 15, 2012
E. Martin Davidoff, CPA, Esq.

By:	/s/ MARCELLA LOCASTRO, CPA, CITP	Director	November 15, 2012
Marcella LoCastro, CPA, CITP

By:	/s/ DAVID E. NOWICKI, D.M.D.	Chairman of the Board of Directors	November 15, 2012
David E. Nowicki, D.M.D.

By:	/s/ ADEOYE Y. OLUKOTUN, M.D., M.P.H	Director	November 15, 2012
Adeoye Y. Olukotun, M.D., M.P.H.

By:	/s/ WALLACE P. PARKER	Director	November 15, 2012
Wallace P. Parker

By:	/s/ JOHN P. REPKO	Director	November 15, 2012
John P. Repko

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

EXHIBITS

TO

FORM S-8

UNDER THE

SECURITIES ACT OF 1933

BIOCLINICA, INC.

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion of Morgan, Lewis & Bockius LLP, counsel to Registrant.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages of this Registration Statement).

99.1	Amended and Restated 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of our Quarterly Report on Form 10Q for the quarter ended September 30, 2012).